HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

SECOND QUARTER 2016 RESULTS

- Comparable Portfolio RevPAR Growth of 2.6% -

-  Sells 7 Hotels to Cindat at a 5.4% Capitalization Rate -

- Issues Preferred Shares at Lowest Coupon in Company History  -

- Repurchases $36.8 Million of Common Shares -

-  Continues Capital Recycling Via Suburban Boston Asset Sales -

Philadelphia, PA, July 27, 2016 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the second quarter ended June  30, 2016.

Second Quarter 2016 Financial Results

Net income applicable to common shareholders was $102.2 million, or $2.33 per diluted common share, in second quarter 2016, compared to net income applicable to common shareholders of $15.6 million, or $0.32 per diluted common share, in second quarter 2015.  The increase in second quarter 2016 net income was the result of the gain recognized from the Company’s contribution and sale of seven premium limited service hotels in Manhattan to the Company’s joint venture with an affiliate of Cindat Capital Management Limited (“Cindat”).

Adjusted Funds from Operations (“AFFO”) per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.89 in second quarter 2016, a 17.1% increase from AFFO of $0.76 per diluted common share and OP Unit reported in second quarter 2015.  AFFO in second quarter 2016 increased by $2.4 million, or 6.2%, to $41.2 million, compared to $38.8 million in second quarter 2015.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 46.0 million as of June 30, 2016, compared to approximately 50.9 million as of June  30, 2015.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The Company’s portfolio-wide performance during the second quarter was driven by strong fundamentals in our West Coast, Philadelphia and Washington, DC hotel clusters.  While our comparable portfolio’s 2.6% RevPAR growth reflected weaker than anticipated business transient trends and a lack of pricing power in New York City.   Excluding our New York City portfolio, we reported more robust 5.0% RevPAR growth during the second quarter.    We remain constructive with regards to the back half of 2016 based on a favorable macroeconomic environment, healthy employment, and increasing consumer spending, coupled with positive demand trends and solid convention calendars in the majority of our markets.  Moving forward, we will continue to utilize hands-on asset and revenue management strategies to leverage the industry’s positive fundamentals to drive outperformance and profitability across our six gateway markets.”

Mr. Shah continued, “Year-to-date in 2016 we have executed several unique entrepreneurial initiatives to drive results and position the Company to benefit from opportunities created by potential dislocation in the markets.  We capitalized on demand from international capital sources seeking cash flowing real estate in U.S. gateway markets through our transformative joint-venture with Cindat, a China-based investment management platform.  We leveraged the best preferred market in years, redeeming our $115.0 million 8.0% Series B Preferred Shares and raising $192.5 million through the issuance of 6.5% Series D Preferred Shares. We also took advantage of continued interest from local and offshore real estate investors in stabilized, select service assets in suburban markets, and sold a suburban Philadelphia hotel, while entering into an agreement to sell two assets in Suburban Boston at very attractive terms.   In addition, we utilized a significant portion of remaining 1031 Exchange proceeds from the Cindat transaction to acquire the very well-located Envoy Hotel in Boston’s flourishing Innovation District subsequent to the end of the second quarter.  Simultaneous to these transactions, we remained true to our value creation philosophy and commitment to total shareholder returns and repurchased $36.8 million of our common shares.  The activities of our busy second quarter furthered our strategy of crafting a differentiated portfolio, recycling investment capital and creating financial flexibility to execute our business plan and act in an opportunistic manner.”

Second Quarter 2016 Operating Results

The best performing market during the second quarter was the Company’s comparable Philadelphia portfolio, which reported 8.8%  revenue per available room (“RevPAR”) growth.  The Company’s comparable West Coast and Washington, DC portfolios reported 7.4% and 6.1%  RevPAR growth, respectively.

RevPAR at the Company's 43 comparable hotels increased 2.6% to $187.00 in second quarter 2016.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 1.8% to $213.22, while occupancy increased 66 basis points to 87.7%. Gross Operating Profit (“GOP“) margins increased 20 basis points to 51.4%.  However, Hotel EBITDA margins for the comparable hotel portfolio were flat at 41.7% primarily due to property tax increases.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 10 hotels as of June  30, 2016.  The Company’s comparable New York City hotel portfolio reported a 3.9% RevPAR decrease to $219.89 due to a 2.5%  ADR decline to $237.16, as new supply continued to impact rate growth.  Occupancy decreased 132 basis points, but remained robust at 92.7%.

The Manhattan hotel portfolio consisted of 7 hotels as of June  30, 2016.  The Company’s comparable Manhattan hotel portfolio reported a 5.5% RevPAR decline to $243.87 as the aforementioned new supply inhibited rate growth, which drove a 3.1% ADR decline to $263.58.    Occupancy declined 232 basis points to 92.5%, demonstrating the continued demand resiliency characteristic of the Manhattan market.   The Company’s Manhattan portfolio reported GOP and EBITDA margins of 56.7% and 43.7%, respectively.

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Financing

As of June  30, 2016, the Company maintained significant financial flexibility with approximately $236.1 million of cash and cash equivalents and full capacity on the Company’s senior unsecured credit facility.  As of June  30, 2016,  54.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.7% and a weighted average life-to-maturity of approximately 3.6 years.

Preferred Shares

On May 24, 2016, the Company priced a public offering of 6.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, for gross proceeds of $175.0 million.  Inclusive of the over-allotment exercised by the underwriters, the Company raised $192.5 million through the 6.5% Series D Preferred Share issuance.

On June 8, 2016, the Company redeemed its 8.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.  The redemption price was equal to $25.00 per Series B Preferred Share, plus accrued and unpaid dividends through the Redemption Date in the amount of $0.3722 per Series B Preferred Share, for a total redemption price per Series B Preferred Share equal to $25.3722.

Dispositions

On April 29, 2016, the Company closed on the joint venture with Cindat for seven of the Company’s limited service hotels in Manhattan, for a total purchase price, including closing and capital improvement costs, of $571.4 million, or $526,000 per key.  The joint venture was structured with Cindat as the preferred joint venture partner holding a 70.0% ownership stake, while HT retained a 30.0% equity interest.  The purchase price including closing costs represented a trailing 5.4% economic capitalization rate and an EBITDA multiple of 16.8x based on 2015 results for the seven assets.

During the second quarter, the Company also closed on the sale of the 129-room Hyatt Place in King of Prussia, PA for $13.0 million, or approximately $101,000 per key.  The sale price reflected a trailing economic capitalization rate of 7.8% based on the hotel’s net operating income for the twelve-month period ended March 31, 2016, and a hotel EBITDA multiple of 10.9x.

Subsequent Events

In July, the Company acquired the 136-room Envoy Hotel in Boston for $112.5 million.  The fee simple asset, acquired unencumbered of debt or management, is affiliated with Marriott’s Autograph Collection, leveraging Marriott’s powerful distribution capabilities.

The Company has entered into a definitive agreement to sell the 125-room Residence Inn in Framingham, MA and the 96-room Residence Inn in Norwood, MA for a combined $47.0 million, or approximately $213,000 per key.    The sale price for the two suburban Boston hotels reflects a blended economic capitalization rate of 7.7% based on the hotels’ net operating

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income for the twelve-month period ended June  30, 2016, and a blended hotel EBITDA multiple of 11.7x.  The hotels are being sold to an offshore entity as a portfolio unencumbered of debt and management.  The sale is anticipated to close in third quarter 2016, subject to customary closing conditions.  No assurances can be given the sale will close within the expected time frame or at all.

Share Repurchase Activity

In second quarter 2016, the Company repurchased approximately 2.0 million common shares for an aggregate repurchase price of $36.8 million. Year-to-date through June 30, 2016, the Company repurchased approximately 2.1 million common shares for an aggregate repurchase price of $39.1 million, which represents 4.7% of the Company common shares outstanding.  The Company has approximately $33.0 million remaining on its $100 Million Share Repurchase Program.

Dividends

Hersha paid a dividend of $0.4297 per Series C Preferred Share for the second quarter ended June  30, 2016.  The Series C Preferred Share dividends were paid July 15, 2016 to holders of record as of July 1, 2016.  The Company paid an initial dividend of $0.203125 per Series D Preferred Share based on a settlement date of May 31, 2016 for the Series D Preferred Shares.  The Series D Preferred Share dividends were paid July 15, 2016 to shareholders of record as of July 1, 2016.

The Company also declared quarterly cash dividends of $0.28 per common share and per limited partnership unit for the second quarter ended June  30, 2016. The common share dividend and OP Unit distribution were paid July 15, 2016 to holders of record as of June 30, 2016.

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2016 Outlook

The Company is updating its operating and financial expectations for 2016 to reflect the sale of seven New York City hotels to Cindat, and the simultaneous formation of the Cindat joint venture, the issuance of the 6.5% Series D Preferred Shares, the disposition of the Hyatt Place in King of Prussia, PA, the planned disposition of two suburban Boston hotels, the acquisition of the Envoy Hotel in Boston, in addition to the Company’s current view of operating and economic fundamentals. The Company’s updated outlook does not build in any additional acquisitions, dispositions or capital market activities for 2016.  Based on management’s current outlook and assumptions, the Company’s updated full-year 2016 operating expectations are as follows:

	Previous 2016 Outlook		Updated 2016 Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net income	$20.0	$30.0	$99.0	$105.0
Net income per share	$0.44	$0.67	$2.27	$2.41

Comparable Property RevPAR Growth	4.0%	6.0%	2.5%	3.5%
Comparable Property EBITDA Margin Growth	50 bps	75 bps	40 bps	60 bps

Adjusted EBITDA	$175.0	$185.0	$171.0	$177.0

Adjusted FFO	$117.0	$127.0	$109.0	$115.0
Adjusted FFO per share	$2.48	$2.69	$2.38	$2.51

Second Quarter 2016 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Thursday, July 28, 2016.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-438-5491 or 1-719-325-2491 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, July 28, 2016, through midnight Eastern Time on Thursday, August 11, 2016. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants. The passcode for the call and the replay is 6004920.  A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 56 hotels totaling 8,899 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2016 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2016 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of July 27, 2016, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2016	December 31, 2015
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $82,043 and $82,787	$1,682,992	$1,831,119
Investment in Unconsolidated Joint Ventures	17,244	10,316
Cash and Cash Equivalents	236,102	27,955
Escrow Deposits	15,875	19,204
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $8 and $12	8,467	9,465
Due from Related Parties	14,061	6,243
Intangible Assets, Net of Accumulated Amortization of $3,926 and $3,951	14,372	13,389
Deposits on Hotel Acquisitions	-	5,000
Other Assets	37,382	39,958
Total Assets	$2,026,495	$1,962,649

Liabilities and Equity:
Line of Credit	$-	$27,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	508,633	547,780
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,551	50,525
Mortgages Payable, Net Unamortized Premium and Unamortized Deferred Financing Costs, and Consolidation of Variable Interest Entity Debt of $51,687 and $52,509	494,606	544,659
Accounts Payable, Accrued Expenses and Other Liabilities	58,685	59,226
Dividends and Distributions Payable	14,785	16,515
Due to Related Parties	18	8,789
Deferred Gain on Disposition of Hotel Assets	81,333	-
Total Liabilities	$1,208,611	$1,254,494

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C and 7,700,000 Series D Shares Issued and Outstanding at June 30, 2016 and 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at December 31, 2015, with Liquidation Preferences of $25 Per Share	$107	$76
Common Shares: Class A, $0.01 Par Value, 75,000,000 and 300,000,000 Shares Authorized at June 30, 2016 and December 31, 2015 respectively, 42,426,365 and 44,457,368 Shares Issued and Outstanding at June 30, 2016 and December 31, 2015, respectively	424	444
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2016 and December 31, 2015	-	-
Accumulated Other Comprehensive Loss	(687)	(466)
Additional Paid-in Capital	1,118,190	1,086,259
Distributions in Excess of Net Income	(337,743)	(408,274)
Total Shareholders' Equity	780,291	678,039

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	39,683	31,876
Noncontrolling Interests - Consolidated Variable Interest Entity	(2,090)	(1,760)
Total Noncontrolling Interests	37,593	30,116

Total Equity	817,884	708,155

Total Liabilities and Equity	$2,026,495	$1,962,649

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Hotel Operating Revenues	$127,629	$127,000	$234,476	$222,688
Other Revenue	94	30	100	54
Total Revenues	127,723	127,030	234,576	222,742

Operating Expenses:
Hotel Operating Expenses	65,900	64,134	131,618	121,489
Hotel Ground Rent	892	727	1,785	1,455
Real Estate and Personal Property Taxes and Property Insurance	7,949	8,222	17,105	16,492
General and Administrative	4,582	3,768	7,576	6,576
Share Based Compensation	1,873	1,655	4,279	3,194
Acquisition and Terminated Transaction Costs	55	190	1,563	308
Depreciation and Amortization	18,495	18,328	38,555	36,581
Total Operating Expenses	99,746	97,024	202,481	186,095

Operating Income	27,977	30,006	32,095	36,647

Interest Income	78	51	124	99
Interest Expense	(11,281)	(10,688)	(23,502)	(21,323)
Other Expense	(633)	(156)	(739)	(325)
Gain on Disposition of Hotel Properties	95,276	-	95,276	-
Loss on Debt Extinguishment	(1,049)	(222)	(1,091)	(222)
Income before Income from Unconsolidated Joint Venture Investments and Income Taxes	110,368	18,991	102,163	14,876

Income from Unconsolidated Joint Venture Investments	1,521	526	1,307	252

Income before Income Taxes	111,889	19,517	103,470	15,128

Income Tax Benefit	3,070	109	3,070	109

Net Income	114,959	19,626	106,540	15,237

(Income) loss Allocated to Noncontrolling Interests	(4,748)	(405)	(4,061)	38
Preferred Distributions	(4,000)	(3,589)	(7,589)	(7,178)
Extinguishment of Issuance Costs Upon Redemption of Series B Preferred Shares	(4,021)	-	(4,021)	-

Net Income Applicable to Common Shareholders	$102,190	$15,632	$90,869	$8,097

Earnings per Share:
BASIC
Net Income Applicable to Common Shareholders	$2.35	$0.32	$2.06	$0.16

DILUTED
Net Income Applicable to Common Shareholders	$2.33	$0.32	$2.04	$0.16

Weighted Average Common Shares Outstanding:
Basic	43,427,726	48,530,716	43,903,526	49,053,846
Diluted	43,863,577	49,043,914	44,384,969	49,576,322

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net income applicable to common shares	$102,190	$15,632	$90,869	$8,097
Income (loss) allocated to noncontrolling interest	4,748	405	4,061	(38)
Income from unconsolidated joint ventures	(1,521)	(526)	(1,307)	(252)
Gain on disposition of hotel properties	(95,276)	-	(95,276)	-
Depreciation and amortization	18,495	18,328	38,555	36,581
Funds from consolidated hotel operations applicable to common shares and Partnership units	28,636	33,839	36,902	44,388

Income from unconsolidated joint venture investments	1,521	526	1,307	252
Depreciation and amortization of purchase price in (deficit) excess of historical cost	(91)	121	29	241
Interest in depreciation and amortization of unconsolidated joint ventures	3,434	1,680	4,711	2,773
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	4,864	2,327	6,047	3,266

Funds from Operations applicable to common shares and Partnership units	33,500	36,166	42,949	47,654

Add:
Non-cash extinguishment of issuance costs upon redemption of Series B Preferred Shares	4,021	-	4,021	-
Non-cash share based compensation expense	1,873	1,655	4,279	3,194
Acquisition and terminated transaction costs	55	190	1,563	308
Amortization of deferred financing costs	640	657	1,300	1,377
Interest in amortization of deferred financing costs of unconsolidated joint venture	239	-	239	-
Amortization of discounts and premiums	(388)	(256)	(775)	(509)
Deferred financing costs written off in debt extinguishment	1,049	222	1,091	222
Straight-line amortization of ground lease expense	161	122	323	245

Adjusted Funds from Operations	$41,150	$38,756	$54,990	$52,491

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.89	$0.76	$1.18	$1.02

Diluted Weighted Average Common Shares and Partnership Units Outstanding	46,047,585	50,940,423	46,505,229	51,443,025

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net income applicable to common shareholders	$102,190	$15,632	$90,869	$8,097
Income (loss) allocated to noncontrolling interest	4,748	405	4,061	(38)
Income from unconsolidated joint ventures	(1,521)	(526)	(1,307)	(252)
Gain on disposition of hotel properties	(95,276)	-	(95,276)	-
Non-operating interest income	(78)	(44)	(124)	(86)
Distributions to Preferred Shareholders	4,000	3,589	7,589	7,178
Interest expense from continuing operations	11,281	10,688	23,502	21,323
Extinguishment of issuance costs upon redemption of Series B Preferred Shares	4,021	-	4,021	-
Income tax benefit	(3,070)	(109)	(3,070)	(109)
Deferred financing costs written off in debt extinguishment	1,049	222	1,091	222
Depreciation and amortization	18,495	18,328	38,555	36,581
Acquisition and terminated transaction costs	55	190	1,563	308
Non-cash share based compensation expense	1,873	1,655	4,279	3,194
Straight-line amortization of ground lease expense	161	122	323	245

Adjusted EBITDA from consolidated hotel operations	47,928	50,152	76,076	76,663

Income from unconsolidated joint venture investments	1,521	526	1,307	252
Add:
Depreciation and amortization of purchase price in (deficit) excess of historical cost	(91)	121	29	241
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	6,113	3,671	7,839	5,683

Adjusted EBITDA from unconsolidated joint venture operations	7,543	4,318	9,175	6,176

Adjusted EBITDA	$55,471	$54,470	$85,251	$82,839

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Peter Majeski, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14